Exhibit 99.1

Concho Resources Inc. Reports Fourth-Quarter and Full-Year 2019 Results, Provides 2020 Outlook and Increases Dividend

Delivers Strong Results for Fourth-Quarter 2019
Provides 2020 Outlook for Oil Production Growth on
Lower Capital Spending Year over Year
Increases Dividend 60%
Midland, Texas, February 18, 2020 - Concho Resources Inc. (NYSE: CXO) (the “Company” or “Concho”) today reported financial and operating results for fourth-quarter and full-year 2019.
Highlights
Fourth Quarter

•	Delivered oil production volumes of 215 MBopd, exceeding the high end of the Company's guidance range.

•	Completed the New Mexico Shelf divestiture, enabling Concho to achieve its debt-reduction target and repurchase $250 million of shares during the quarter.

•
Generated cash flow from operating activities of $769 million; operating cash flow before working capital changes (non-GAAP) was $801 million, exceeding exploration and development costs incurred of $614 million.

•	Reported net loss of $471 million, or $2.38 per share. Adjusted net income (non-GAAP) totaled $206 million, or $1.03 per share.

•	Reported $853 million of adjusted EBITDAX (non-GAAP).
Full Year

•	Increased oil production volumes 25% year over year.

•	Completed $1.3 billion in non-core asset sales.

•	Paid $100 million in dividends, initiated a $1.5 billion share repurchase program and repurchased $250 million of shares in 2019.

•	Generated cash flow from operating activities of $2.8 billion; operating cash flow before working capital changes (non-GAAP) was $2.9 billion.

•	Reported net loss of $705 million, or $3.55 per share. Adjusted net income (non-GAAP) totaled $611 million, or $3.05 per share.

•	Reported $3.1 billion of adjusted EBITDAX (non-GAAP).
2020 Outlook

•	Increasing Concho's quarterly dividend 60% to $0.20 per share.

•	Planning a $2.6 to $2.8 billion capital program, representing a 10% reduction year over year at the midpoint of the guidance.

•	Expecting to generate 10% to 12% annual oil volume growth, pro forma for the New Mexico Shelf divestiture.
See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as a reconciliation of these measures to the associated GAAP (as defined herein) measures.

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Tim Leach, Chairman and Chief Executive Officer, commented, “During the fourth quarter, we delivered strong operational and financial performance, with oil volumes exceeding our guidance range and cash flow from operations totaling $801 million, excluding working capital changes. This exceeded exploration and development costs of $614 million, resulting in free cash flow of $187 million for the quarter. Our cost structure continued to improve as well, with fourth quarter controllable costs coming in below our year-end 2020 target of $9.00 per Boe.
We carry this focus into 2020. Our strategic priorities are to grow margins, grow free cash flow, grow distributions and advance our sustainability progress. We are off to a strong start with a disciplined, returns-focused capital program that is expected to increase oil production 10% to 12% year over year on a pro forma basis for asset sales. The capital program also enables us to strengthen distributions to shareholders, with a 60% increase to our quarterly dividend. With improving capital efficiency and a strong foundation of high-margin drilling opportunities, Concho is well positioned to deliver strong returns for investors.”
Fourth-Quarter 2019 Summary
Fourth-quarter 2019 oil production volumes increased 8% year over year to 215 thousand barrels per day (MBopd). Natural gas production for fourth-quarter 2019 totaled 735 million cubic feet per day (MMcfpd). The Company’s total production for fourth-quarter 2019 grew 10% year over year to 337 thousand barrels of oil equivalent per day (MBoepd).
Net loss for fourth-quarter 2019 was $471 million, or $2.38 per share. Special items impacting earnings for the quarter included a $201 million goodwill impairment charge and a $133 million loss on the disposition of assets, primarily related to certain exchanges of oil and natural gas properties. Excluding these and other special items, fourth-quarter 2019 adjusted net income (non-GAAP) was $206 million, or $1.03 per share. Concho’s average realized price for oil and natural gas for fourth-quarter 2019, excluding the effect of commodity derivatives, was $56.63 per Bbl and $1.88 per Mcf, respectively.
Achieved Controllable Cost Target Early
The Company is focused on improving operating margins by reducing its cost structure and established a $9.00 per Boe controllable cost target by year-end 2020. Controllable costs include oil and natural gas production expenses (consisting of lease operating and workover expenses), cash general and administrative expenses (which excludes non-cash stock-based compensation) and interest expense. For fourth-quarter 2019, controllable costs totaled $8.43 per Boe, representing a 17% decrease year over year and achieving the Company's target one year early.
Generated Strong Cash Flow
For fourth-quarter 2019, cash flow from operating activities was $769 million, including $32 million in working capital changes. Operating cash flow before working capital changes (non-GAAP) was $801 million, exceeding fourth quarter costs incurred for exploration and development activities of $614 million.

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Completed New Mexico Shelf Asset Sale
On November 1, 2019, the Company completed the previously-announced sale of its New Mexico Shelf assets. The sale proceeds enabled Concho to achieve its debt reduction target, by paying down its credit facility, while delivering additional returns to shareholders under its $1.5 billion share repurchase program. During fourth-quarter 2019, the Company repurchased 3.3 million shares for $250 million at an average price of $75.75 per share.
Full-Year 2019 Summary
Total production for 2019 increased 26% to 331 MBoepd, including a 25% increase in oil production to 209 MBopd. Natural gas production for 2019 was 731 MMcfpd.
For 2019, Concho’s average realized price for oil and natural gas, excluding the effect of commodity derivatives, was $54.03 per Bbl and $1.74 per Mcf, respectively, compared with $56.22 per Bbl and $3.40 per Mcf, respectively, for 2018.
Net loss for 2019 was $705 million, or $3.55 per share, compared with net income of $2.3 billion, or $13.25 per share, in 2018. Excluding non-cash and special items, full-year 2019 adjusted net income (non-GAAP) was $611 million, or $3.05 per share, compared with adjusted net income of $792 million, or $4.59 per share, for full-year 2018.
Adjusted EBITDAX (non-GAAP) for 2019 totaled $3.1 billion, compared with $2.8 billion in 2018.
For 2019, cash flow from operating activities was $2.8 billion, including $40 million in working capital changes. Operating cash flow before working capital changes (non-GAAP) was $2.9 billion. Costs incurred for exploration and development activities totaled $3.0 billion for the year.
2019 Proved Reserves
At December 31, 2019, Concho’s estimated proved reserves totaled 1.0 billion Boe, compared to 1.2 billion Boe at year-end 2018. The Company’s proved reserves are approximately 62% oil and 38% natural gas. Proved developed reserves totaled 745 MMBoe, or 74% of total proved reserves, compared to 69% at year-end 2018. The reduction in proved reserves year over year is primarily attributable to the sale of the Company's New Mexico Shelf assets, performance revisions from the Company's well-spacing tests, the decline in oil and natural gas prices used to determine proved reserves and the removal of proved undeveloped reserves that the Company no longer expects to develop within the SEC mandated development window. For a summary of the Company’s estimated proved reserves, see Estimated Year-End Proved Reserves below.
Outlook
For 2020, Concho is planning to invest $2.6 to $2.8 billion. The Company's activity is expected to result in 300 to 320 gross operated well completions with an average lateral length of 10,000 feet, as compared to 294 gross operated well completions with an average lateral length of approximately 9,000 feet in 2019. This activity reflects efficiency gains that the Company has realized, which enable the Company to complete approximately 10% more lateral feet year over year on approximately 90% of the capital. Oil production volumes are expected to increase 10%

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to 12% year over year (pro forma for the sale of the New Mexico Shelf assets). First-quarter 2020 production is expected to be 316 to 325 MBoepd (202 to 208 MBopd).
60% Increase in Quarterly Dividend
Our high-quality asset base and strong operating margins provide sustainable free cash flow growth that supports increasing returns to shareholders. Consistent with Concho's strategic priorities to grow margins, free cash flow and distributions to shareholders, the Company's Board of Directors approved a 60% increase to the quarterly dividend, from $0.125 to $0.20 per share. The next quarterly dividend is payable on March 27, 2020, to stockholders of record as of February 28, 2020.
Commodity Derivatives Update
The Company’s commodity derivatives strategy is intended to manage its exposure to commodity price fluctuations. Please see the table under “Derivatives Information” below for detailed information about Concho’s current derivatives positions.
Conference Call
Concho will host a conference call tomorrow, February 19, 2020, at 8:00 AM CT (9:00 AM ET) to discuss fourth-quarter and full-year 2019 results. The telephone number and passcode to access the conference call are provided below:
Dial-in: (844) 263-8298
Intl. dial-in: (478) 219-0007
Participant Passcode: 8389804
To access the live webcast and view the related earnings presentation, visit Concho’s website at www.concho.com. The replay will also be available on the Company’s website under the “Investors” section.
Upcoming Conferences
The Company is scheduled to present at the Credit Suisse 25th Annual Energy Summit in Vail, Colorado on Monday, March 2, 2020 at 12:00 PM CT (11:00 AM MT). The presentation will be available on the Company's website prior to the Company's appearance at the conference.
About Concho Resources
Concho Resources (NYSE: CXO) is one of the largest unconventional shale producers in the Permian Basin, with operations focused on safely and efficiently developing and producing oil and natural gas resources. We are working today to deliver a better tomorrow for our shareholders, people and communities. For more information about Concho, visit www.concho.com.

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Forward-Looking Statements and Cautionary Statements
The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “enable,” “strategy,” “intend," “positioned,” “foresee,” “plan,” “will,” “guidance,” “outlook,” “goal” or other similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements, which generally are not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions and analyses made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, current plans, anticipated future developments, expected financings and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the risk factors and other information discussed or referenced in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Information on Concho’s website is not part of this press release.
Use of Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain financial measures that are not prepared in accordance with GAAP, including adjusted net income, adjusted earnings per share, adjusted EBITDAX, operating cash flow before working capital changes and free cash flow.
See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each non-GAAP measure presented in this press release to the most directly comparable financial measure calculated in accordance with GAAP.

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INVESTOR RELATIONS
Megan P. Hays
Vice President, Investor Relations & Public Affairs
432.685.2533

MEDIA
Mary T. Starnes
Manager, Public Affairs & Corporate Responsibility Strategy
432.221.0477

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Concho Resources Inc.
Consolidated Balance Sheets
Unaudited

(in millions, except share and per share amounts)	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$70	$—
Accounts receivable, net of allowance for doubtful accounts:
Oil and natural gas	584	466
Joint operations and other	304	365
Inventory	30	35
Derivative instruments	6	484
Prepaid costs and other	61	59
Total current assets	1,055	1,409
Property and equipment:
Oil and natural gas properties, successful efforts method	28,785	31,706
Accumulated depletion and depreciation	(7,895)	(9,701)
Total oil and natural gas properties, net	20,890	22,005
Other property and equipment, net	437	308
Total property and equipment, net	21,327	22,313
Deferred loan costs, net	7	10
Goodwill	1,917	2,224
Intangible assets, net	17	19
Noncurrent derivative instruments	11	211
Other assets	398	108
Total assets	$24,732	$26,294
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$53	$50
Book overdrafts	—	159
Revenue payable	268	253
Accrued drilling costs	386	574
Derivative instruments	112	—
Other current liabilities	363	320
Total current liabilities	1,182	1,356
Long-term debt	3,955	4,194
Deferred income taxes	1,654	1,808
Noncurrent derivative instruments	7	—
Asset retirement obligations and other long-term liabilities	152	168
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 authorized; 198,863,681 and 201,288,884 shares issued at December 31, 2019 and 2018, respectively	—	—
Additional paid-in capital	14,608	14,773
Retained earnings	3,320	4,126
Treasury stock, at cost; 1,175,026 and 1,031,655 shares at December 31, 2019 and 2018, respectively	(146)	(131)
Total stockholders’ equity	17,782	18,768
Total liabilities and stockholders’ equity	$24,732	$26,294

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Concho Resources Inc.
Consolidated Statements of Operations
Unaudited

	Three Months Ended December 31,		Years Ended December 31,
(in millions, except per share amounts)	2019	2018	2019	2018
Operating revenues:
Oil sales	$1,119	$898	$4,126	$3,443
Natural gas sales	127	169	466	708
Total operating revenues	1,246	1,067	4,592	4,151
Operating costs and expenses:
Oil and natural gas production	164	174	716	590
Production and ad valorem taxes	94	76	349	305
Gathering, processing and transportation	42	19	115	55
Exploration and abandonments	111	29	201	65
Depreciation, depletion and amortization	533	445	1,964	1,478
Accretion of discount on asset retirement obligations	2	3	10	10
Impairments of long-lived assets	2	—	890	—
Impairments of goodwill	201	—	282	—
General and administrative (including non-cash stock-based compensation of $18 and $24 for the three months ended December 31, 2019 and 2018, respectively, and $85 and $82 for the years ended December 31, 2019 and 2018, respectively)	72	90	326	311
(Gain) loss on derivatives	450	(1,625)	895	(832)
(Gain) loss on disposition of assets, net	133	(81)	(170)	(800)
Transaction costs	—	—	1	39
Total operating costs and expenses	1,804	(870)	5,579	1,221
Income (loss) from operations	(558)	1,937	(987)	2,930
Other income (expense):
Interest expense	(44)	(46)	(185)	(149)
Other, net	2	—	313	108
Total other income (expense)	(42)	(46)	128	(41)
Income (loss) before income taxes	(600)	1,891	(859)	2,889
Income tax (expense) benefit	129	(378)	154	(603)
Net income (loss)	$(471)	$1,513	$(705)	$2,286
Earnings per share:
Basic net income (loss)	$(2.38)	$7.56	$(3.55)	$13.28
Diluted net income (loss)	$(2.38)	$7.55	$(3.55)	$13.25

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Concho Resources Inc.
Earnings per Share
Unaudited

The Company uses the two-class method of calculating earnings per share because certain of the Company’s unvested share-based awards qualify as participating securities.
The Company’s basic earnings (loss) per share attributable to common stockholders is computed as (i) net income (loss) as reported, (ii) less participating basic earnings (iii) divided by weighted average basic common shares outstanding. The Company’s diluted earnings (loss) per share attributable to common stockholders is computed as (i) basic earnings (loss) attributable to common stockholders, (ii) plus reallocation of participating earnings (iii) divided by weighted average diluted common shares outstanding.
The following table reconciles the Company’s earnings (loss) from operations and earnings (loss) attributable to common stockholders to the basic and diluted earnings (loss) used to determine the Company’s earnings per share amounts for the periods indicated under the two-class method:

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2019	2018	2019	2018
Net income (loss) as reported	$(471)	$1,513	$(705)	$2,286
Participating basic earnings (a)	—	(10)	(1)	(17)
Basic earnings (loss) attributable to common stockholders	(471)	1,503	(706)	2,269
Reallocation of participating earnings	—	—	—	—
Diluted earnings (loss) attributable to common stockholders	$(471)	$1,503	$(706)	$2,269

(a) Unvested restricted stock awards represent participating securities because they participate in nonforfeitable dividends or distributions with the common equity holders of the Company. Participating earnings represent the distributed and undistributed earnings of the Company attributable to the participating securities. Unvested restricted stock awards do not participate in undistributed net losses as they are not contractually obligated to do so.

The following table is a reconciliation of the basic weighted average common shares outstanding to diluted weighted average common shares outstanding for the periods indicated:

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2019	2018	2019	2018
Weighted average common shares outstanding:
Basic	198,121	198,885	198,984	170,925
Dilutive performance units	—	269	—	324
Diluted	198,121	199,154	198,984	171,249

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Concho Resources Inc.
Consolidated Statements of Cash Flows
Unaudited

	Years Ended December 31,
(in millions)	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(705)	$2,286
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	1,964	1,478
Accretion of discount on asset retirement obligations	10	10
Impairments of long-lived assets	890	—
Impairments of goodwill	282	—
Exploration and abandonments	166	35
Non-cash stock-based compensation expense	85	82
Deferred income taxes	(154)	605
Net gain on disposition of assets and other non-operating items	(459)	(800)
(Gain) loss on derivatives	895	(832)
Net settlements paid on derivatives	(98)	(218)
Other	—	(92)
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(90)	(35)
Prepaid costs and other	(2)	(10)
Inventory	1	(12)
Accounts payable	3	1
Revenue payable	28	52
Other current liabilities	20	8
Net cash provided by operating activities	2,836	2,558
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(3,069)	(2,496)
Acquisitions of oil and natural gas properties	(54)	(136)
Additions to property, equipment and other assets	(117)	(90)
Proceeds from the disposition of assets	1,260	361
Direct transaction costs for asset acquisitions and dispositions	(13)	(3)
Distribution from equity method investment	—	148
Net cash used in investing activities	(1,993)	(2,216)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	2,935	3,316
Payments on credit facility	(3,177)	(3,396)
Issuance of senior notes, net	—	1,595
Repayments of RSP debt	—	(1,690)
Debt extinguishment costs	—	(83)
Payments for loan costs	—	(16)
Payment of common stock dividends	(100)	—
Purchases of treasury stock	(15)	(64)
Purchases of common stock under share repurchase program	(250)	—
Decrease in book overdrafts	(159)	(4)
Other	(7)	—
Net cash used in financing activities	(773)	(342)
Net increase in cash and cash equivalents	70	—
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$70	$—
SUPPLEMENTAL CASH FLOWS:
Cash paid for interest	$207	$118
Cash paid for income taxes	$—	$2
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for business combinations	$—	$7,549

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Concho Resources Inc.
Summary Production and Price Data
Unaudited

The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Production and operating data:
Net production volumes:
Oil (MBbl)	19,767	18,304	76,369	61,251
Natural gas (MMcf)	67,581	59,693	266,865	208,326
Total (MBoe)	31,031	28,253	120,847	95,972

Average daily production volumes:
Oil (Bbl)	214,859	198,957	209,230	167,811
Natural gas (Mcf)	734,576	648,837	731,137	570,756
Total (Boe)	337,288	307,097	331,086	262,937

Average prices per unit: (a)
Oil, without derivatives (Bbl)	$56.63	$49.10	$54.03	$56.22
Oil, with derivatives (Bbl) (b)	$53.79	$50.81	$52.35	$52.73
Natural gas, without derivatives (Mcf)	$1.88	$2.82	$1.74	$3.40
Natural gas, with derivatives (Mcf) (b)	$2.12	$2.63	$1.86	$3.37
Total, without derivatives (Boe)	$40.17	$37.78	$38.00	$43.25
Total, with derivatives (Boe) (b)	$38.88	$38.47	$37.19	$40.98

Operating costs and expenses per Boe: (a)
Oil and natural gas production	$5.29	$6.15	$5.93	$6.14
Production and ad valorem taxes	$3.04	$2.71	$2.89	$3.19
Gathering, processing and transportation	$1.38	$0.68	$0.96	$0.58
Depreciation, depletion and amortization	$17.20	$15.74	$16.25	$15.41
General and administrative	$2.33	$3.20	$2.69	$3.25

(a)	Per unit and per Boe amounts calculated using dollars and volumes rounded to thousands.

(b)	Includes the effect of net cash receipts from (payments on) derivatives:

		Three Months Ended December 31,		Years Ended December 31,
	(in millions)	2019	2018	2019	2018
	Net cash receipts from (payments on) derivatives:
	Oil derivatives	$(57)	$32	$(129)	$(213)
	Natural gas derivatives	16	(12)	31	(5)
	Total	$(41)	$20	$(98)	$(218)

The presentation of average prices with derivatives is a result of including the net cash receipts from (payments on) commodity derivatives that are presented in the Company's consolidated statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of the Company's commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

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Concho Resources Inc.
Operational Activity
Unaudited

The tables below provide a summary of operational activity for fourth-quarter and full-year 2019:
Total Activity (Gross):

	Number of Wells Drilled		Number of Wells Completed		Number of Wells Put on Production
	4Q19	FY19	4Q19	FY19	4Q19	FY19
Delaware Basin	48	299	82	268	84	294
Midland Basin	35	155	42	171	33	185
Total	83	454	124	439	117	479

Total Activity (Gross Operated):

	Number of Wells Drilled		Number of Wells Completed		Number of Wells Put on Production
	4Q19	FY19	4Q19	FY19	4Q19	FY19
Delaware Basin	34	150	40	158	65	192
Midland Basin	33	130	29	136	21	145
Total	67	280	69	294	86	337

Total Activity (Net Operated):

	Number of Wells Drilled		Number of Wells Completed		Number of Wells Put on Production
	4Q19	FY19	4Q19	FY19	4Q19	FY19
Delaware Basin	31	122	38	134	57	157
Midland Basin	26	104	23	112	20	123
Total	57	226	61	246	77	280

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Concho Resources Inc.
Estimated Year-End Proved Reserves
Unaudited

The table below provides a summary of changes in total proved reserves for the year ended December 31, 2019, as well as the proved developed reserves balance at the beginning and end of the year.

(MMBoe)	2019
Total proved reserves
Balance, January 1	1,187
Purchases of minerals-in-place	9
Sales of minerals-in-place	(105)
Extensions and discoveries	177
Revisions	(145)
Production	(121)
Balance, December 31	1,002

Proved developed reserves
Balance, January 1	824
Balance, December 31	745

Concho Resources Inc.
Costs Incurred
Unaudited
The table below provides the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2019	2018	2019	2018
Property acquisition costs:
Proved	$8	$10	$8	$4,136
Unproved	17	21	50	3,617
Exploration	328	529	1,637	1,588
Development	286	397	1,358	1,050
Total costs incurred	$639	$957	$3,053	$10,391

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Concho Resources Inc.
Derivatives Information
Unaudited

The table below provides data associated with the Company’s derivatives at February 18, 2020, for the periods indicated:

	2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total	2021	2022
Oil Price Swaps – WTI: (a)
Volume (MBbl)	14,674	12,494	11,080	10,045	48,293	18,977	—
Price per Bbl	$57.13	$56.90	$56.88	$57.00	$56.98	$54.21	$—
Oil Price Swaps – Brent: (b)
Volume (MBbl)	2,578	2,031	1,768	1,503	7,880	—	—
Price per Bbl	$60.78	$60.33	$60.29	$60.14	$60.43	$—	$—
Oil Basis Swaps: (c)
Volume (MBbl)	14,951	12,376	11,165	10,181	48,673	20,440	—
Price per Bbl	$(0.43)	$(0.41)	$(0.57)	$(0.70)	$(0.52)	$0.68	$—
Natural Gas Price Swaps - Henry Hub: (d)
Volume (BBtu)	35,023	32,314	30,038	28,498	125,873	69,350	36,500
Price per MMBtu	$2.46	$2.46	$2.47	$2.47	$2.47	$2.44	$2.38
Natural Gas Basis Swaps - HH/EPP: (e)
Volume (BBtu)	25,770	23,960	22,080	21,770	93,580	51,100	29,200
Price per MMBtu	$(1.06)	$(1.07)	$(1.07)	$(1.07)	$(1.07)	$(0.78)	$(0.72)
Natural Gas Basis Swaps - HH/WAHA: (f)
Volume (BBtu)	7,280	7,280	7,360	7,360	29,280	18,250	7,300
Price per MMBtu	$(1.10)	$(1.10)	$(1.10)	$(1.10)	$(1.10)	$(0.92)	$(0.85)

(a) These oil derivative contracts are settled based on the New York Mercantile Exchange (“NYMEX”) – West Texas Intermediate (“WTI”) calendar-month average futures price.
(b) These oil derivative contracts are settled based on the Brent calendar-month average futures price.
(c) The basis differential price is between Midland – WTI and Cushing – WTI. These contracts are settled on a calendar-month basis.
(d) The natural gas derivative contracts are settled based on the NYMEX – Henry Hub last trading day futures price.
(e) The basis differential price is between NYMEX – Henry Hub and El Paso Permian.
(f) The basis differential price is between NYMEX – Henry Hub and WAHA.

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Concho Resources Inc.
Supplemental Non-GAAP Financial Measures
Unaudited

The Company reports its financial results in accordance with the United States generally accepted accounting principles (GAAP). However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.
Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Earnings per Share
The Company’s presentation of adjusted net income and adjusted earnings per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income and adjusted earnings per share represent earnings (loss) and diluted earnings (loss) per share determined under GAAP without regard to certain non-cash and special items. The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute for earnings (loss) or diluted earnings (loss) per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.
The following table provides a reconciliation from the GAAP measure of net income (loss) to adjusted net income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended December 31,		Years Ended December 31,
(in millions, except per share amounts)	2019	2018	2019	2018
Net income (loss) - as reported	$(471)	$1,513	$(705)	$2,286
Adjustments for certain non-cash and special items:
(Gain) loss on derivatives	450	(1,625)	895	(832)
Net cash received from (payments on) derivatives	(41)	20	(98)	(218)
Impairments of long-lived assets	2	—	890	—
Impairments of goodwill	201	—	282	—
Leasehold abandonments	88	15	147	35
(Gain) loss on disposition of assets and other	133	(82)	(456)	(792)
Gain on equity method investments	—	—	(17)	(103)
RSP transaction costs	—	—	—	32
Tax impact (a)	(136)	380	(301)	426
Changes in deferred taxes and other estimates	(20)	(32)	(26)	(42)
Adjusted net income	$206	$189	$611	$792
Earnings (loss) per diluted share - as reported	$(2.38)	$7.55	$(3.55)	$13.25
Adjustments for certain non-cash and special items per diluted share:
(Gain) loss on derivatives	2.28	(8.11)	4.50	(4.82)
Net cash received from (payments on) derivatives	(0.21)	0.10	(0.49)	(1.27)
Impairments of long-lived assets	0.01	—	4.46	—
Impairments of goodwill	1.01	—	1.41	—
Leasehold abandonments	0.44	0.07	0.74	0.20
(Gain) loss on disposition of assets and other	0.67	(0.40)	(2.29)	(4.59)
Gain on equity method investments	—	—	(0.09)	(0.60)
RSP transaction costs	—	—	—	0.19
Tax impact	(0.69)	1.89	(1.51)	2.47
Changes in deferred taxes and other estimates	(0.10)	(0.16)	(0.13)	(0.24)
Adjusted earnings per diluted share	$1.03	$0.94	$3.05	$4.59
Adjusted earnings per share:
Basic earnings	$1.03	$0.94	$3.05	$4.60
Diluted earnings	$1.03	$0.94	$3.05	$4.59

(a) Estimated using statutory tax rate in effect for the period.

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Reconciliation of Net Income (Loss) to Adjusted EBITDAX
Adjusted EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.
The Company defines adjusted EBITDAX as net income (loss), plus (1) exploration and abandonments, (2) depreciation, depletion and amortization, (3) accretion of discount on asset retirement obligations, (4) impairments of long-lived assets, (5) impairments of goodwill, (6) non-cash stock-based compensation, (7) (gain) loss on derivatives, (8) net cash receipts from (payments on) derivatives, (9) (gain) loss on disposition of assets and other, (10) interest expense, (11) gain on equity method investments, (12) RSP transaction costs and (13) income tax expense (benefit). Adjusted EBITDAX is not a measure of net income (loss) or cash flows as determined by GAAP.
The Company’s adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.
The following table provides a reconciliation of the GAAP measure of net income (loss) to adjusted EBITDAX for the periods indicated:

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2019	2018	2019	2018
Net income (loss)	$(471)	$1,513	$(705)	$2,286
Exploration and abandonments	111	29	201	65
Depreciation, depletion and amortization	533	445	1,964	1,478
Accretion of discount on asset retirement obligations	2	3	10	10
Impairments of long-lived assets	2	—	890	—
Impairments of goodwill	201	—	282	—
Non-cash stock-based compensation	18	24	85	82
(Gain) loss on derivatives	450	(1,625)	895	(832)
Net cash receipts from (payments on) derivatives	(41)	20	(98)	(218)
(Gain) loss on disposition of assets and other	133	(82)	(456)	(800)
Interest expense	44	46	185	149
Gain on equity method investments	—	—	(17)	(103)
RSP transaction costs	—	—	—	32
Income tax expense (benefit)	(129)	378	(154)	603
Adjusted EBITDAX	$853	$751	$3,082	$2,752

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Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow Before Working Capital Changes and to Free Cash Flow
The Company provides Operating Cash Flow (OCF) before working capital changes, which is a non-GAAP financial measure. OCF before working capital changes represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities, net of acquisitions and dispositions as determined in accordance with GAAP. The Company believes OCF before working capital changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends. Additionally, the Company provides free cash flow, which is a non-GAAP financial measure. Free cash flow is cash flow from operating activities before changes in working capital in excess of exploration and development costs incurred. The Company believes that free cash flow is useful to investors as it provides measures to compare cash from operating activities and exploration and development costs across periods on a consistent basis.
These non-GAAP measures should not be considered as alternatives to, or more meaningful than, net cash provided by operating activities as indicators of operating performance.
The following tables provide a reconciliation from the GAAP measure of net cash provided by operating activities to OCF before working capital changes and to free cash flow:

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2019	2018	2019	2018
Net cash provided by operating activities	$769	$697	$2,836	$2,558
Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	71	(22)	90	35
Prepaid costs and other	1	(5)	2	10
Inventory	1	—	(1)	12
Accounts payable	13	(28)	(3)	(1)
Revenue payable	(48)	10	(28)	(52)
Other current liabilities	(6)	44	(20)	(8)
Total working capital changes	32	(1)	40	(4)
Operating cash flow before working capital changes	$801	$696	$2,876	$2,554

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2019	2018	2019	2018
Operating cash flow before working capital changes	$801	$696	$2,876	$2,554
Exploration and development costs	614	926	2,995	2,638
Free cash flow	$187	$(230)	$(119)	$(84)

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Concho Resources Inc.
2020 Guidance

The following table summarizes the Company’s operational and financial guidance for 2020.

2020
Production growth, pro forma for New Mexico Shelf asset sale
Total production growth	6% - 8%
Oil production growth	10% - 12%

Price realizations, excluding commodity derivatives
Oil differential (per Bbl) (Excludes basis differential)	($1.00) - ($2.00)
Natural gas (per Mcf) (% of NYMEX - Henry Hub)	30% - 50%

Operating costs and expenses ($ per Boe, unless noted)
Lease operating expense and workover costs	$5.50 - $5.80
Gathering, processing and transportation	$1.30 - $1.50
Oil & natural gas taxes (% of oil and natural gas revenues)	8.10%
General and administrative ("G&A") expense:
Cash G&A expense	$1.90 - $2.00
Non-cash stock-based compensation	$0.70 - $0.90
Depletion, depreciation and amortization expense	$17.25 - $18.25
Cash exploration and other	$0.30 - $0.60
Interest expense ($ in millions):	$190
Income tax rate (%)	23% - 25%

Capital program ($ in billions)	$2.6 - $2.8

Gross Operated Activity
Drilled	280-300
Completed	300-320
Put on Production	280-300

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